Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$544,496
Unrealized Gain (Loss) on Market Value of Futures	(2,214,084)
Interest Income	283
Total Income (Loss)	$(1,669,305)

Expenses
Investment Advisory Fee	$8,211
Brokerage Commissions	1,191
NYMEX License Fee	312
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	12
Other Expenses	50,800
Total Expenses	60,712
Expense Waiver	(48,747)
Net Expenses	$11,965
Net Gain (Loss)	$(1,681,270)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$16,525,095
Net Gain (Loss)	(1,681,270)

Net Asset Value End of Period	$14,843,825
Net Asset Value Per Unit (600,000 Units)	$24.74

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502